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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



       Date of report (Date of earliest event reported): October 28, 1999



                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



Pennsylvania                   33-70992                      23-269963
(State or other         (Commission File Number)         (I.R.S. Employer
jurisdiction of                                         Identification No.)
incorporation)



            200 Plant Avenue
           Wayne, Pennsylvania                                19087
(Address of principal executive offices)                    (Zip Code)



  Registrant's telephone number, including area code:   (610) 989-0340

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Item 5.  Other Events

         On October 28, 1999, the Company reached a preliminary agreement with a Fortune 100-consumer products company pursuant to which the consumer products company would establish a pilot program using the Company's credit card activated e-Port payment technology with beverage vending machines.

         Because of the confidentiality agreement entered into by the parties, the Company is not able to disclose the name of such consumer products company. To date, the consumer products company has given the Company a purchase order for 50 e-port terminals at a price of $55,000. The Company anticipates that revenues received for this pilot program will be in excess of $100,000 for terminals, credit card processing and network services fees. Further, the Company is in discussions regarding a comprehensive business relationship should the prior pilot be a success.

         In this regard, e-Port payment technology is designed to offer consumers the option to make vending purchases utilizing a credit card. Further, consumers will be exposed to interactive advertising and e-Commerce offers at point of sale in vending. Operators of e-Port equipped vending machines will be able to instantly accept credit cards, remotely control advertising/offers, as well as other important operational variables at each vending location via a proprietary, secure network.

         The Company believes that offering credit as an additional method of payment for vending consumers will cause an increase in sales at these vending locations. This, in addition to advertising revenue and operational efficiencies derived from having "remote" access to vending machine functions, is expected to have a significant impact on vending placement economics. Therefore, the Company has targeted this $35 billion industry with 6 million locations as a primary market for e-Port payment technology.

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         This Form 8-K contains certain forward-looking statements regarding, among other things, the anticipated financial and operating results of the Company. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. Important factors that could cause the Company's actual results to differ materially from those projected, include, for example, whether the pilot program will be successful, and whether the consumer products company will actually enter into a comprehensive business relationship as a result of a successful pilot program.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         USA TECHNOLOGIES, INC.

                         By:  /s/ George R. Jensen, Jr.
                              ----------------------------------
                              George R. Jensen, Jr.
                              Chairman and
                              Chief Executive Officer


November 2, 1999

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